UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01              Other Events.

On January 22, 2018, Atlantic Power Corporation (the “Company”) issued a press release announcing it has priced an underwritten public offering on a bought deal basis of Cdn$70 million aggregate principal amount of 6.00% Series E Convertible Unsecured Subordinated Debentures (the “Debentures”). The Debentures will have a maturity date of January 31, 2025. The full text of the press release issued in connection with the announcement is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In connection with the anticipated closing of the offering, the Company will file an additional Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the offering of the Debentures, the Company filed a preliminary prospectus supplement dated January 22, 2018 to the base prospectus dated December 19, 2017 relating to the Company’s shelf registration statement on Form S-3 (File No. 333-221903). In such preliminary prospectus supplement, the Company disclosed that in the fourth quarter of 2017, the Company successfully negotiated a one year extension to the Electricity Purchase Agreement dated June 30, 1990 between British Columbia Hydro and Power Authority, and NW Energy (Williams Lake) Corp., as assigned to NW Energy (Williams Lake) Limited Partnership as of April 26, 1991 and further assigned to Atlantic Power Preferred Equity, Ltd. as of November 2, 2011, and as amended by agreements dated April 25, 1991 and October 18, 1999 (the “PPA”). As a result of this extension, the PPA at Williams Lake will expire on June 30, 2019.  The Company determined that the renegotiation of the PPA triggered an event-driven review of the long-lived assets at the Williams Lake project for impairment. The Company is also in the process of conducting its annual long-lived assets and goodwill impairment test at its Curtis Palmer and Frederickson reporting units with respect to the fourth quarter of 2017. While the results of these impairment tests are not yet final, management currently anticipates recording a non-cash impairment charge, which is currently estimated to be in the aggregate approximately US$70 million, in our fourth quarter and full year 2017 financial results. Such estimated impairment charge is subject to adjustment in connection with the finalization of our 2017 audited financial statements.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated January 22, 2018.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated January 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: January 22, 2018	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer